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Exhibit 10.14  Fourth Amendment to  Loan and Security Agreement


                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Fourth Amendment to Loan and Security Agreement ("AMENDMENT") is entered into as of this 30th day of September, 1998, between Delphi Information Systems, Inc. ("BORROWER") and Coast Business Credit(R), a division of Southern Pacific Bank ("COAST") in reference to that certain Loan and Security Agreement between Borrower and Coast dated January 8, 1997, as amended ("LOAN AGREEMENt").

         The parties desire that the Loan Agreement be modified as follows:

         1. AMENDMENT. Sub paragraph 1(a) of the Schedule to the Loan Agreement ("SCHEDULE") is hereby deleted and the following is substituted therefor:

                   "(a) Loans ("the Receivable Loans") not to exceed the following amounts:

                   (i) from October 1, 1998 though December 31, 1998, two and one-half (2 1/2) times "Monthly Collections," which shall be defined as the rolling 12-month moving average of Borrower's monthly collections (excluding extraordinary cash receipts);

                   (ii) from January 1, 1999 through March 31, 1999, two (2) times Monthly Collections:

                   (iii) from April 1, 1999 and thereafter with respect to recurring collections, one (1) times Monthly Collections and with respect to non-recurring collections, 75% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above)."

         2. NOTIFICATIONS. Borrower agrees to notify Coast in writing within two (2) days after the cancellation or termination of any cd.global contract. Borrower agrees to advise Coast in writing at the beginning of each calendar quarter of the status of the cd.global contracts.

         3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the condition that Coast shall have received each of the following:

                   a. This Amendment, duly executed and delivered by each party hereto.

                   b. Such other documents, instruments, approvals or opinions as Coast may reasonably request.

         4. FACILITY MODIFICATION FEE. In addition to all other fees and charges, Borrower hereby agrees to pay Coast a facility modification fee of $50,000, fully earned and payable on the date hereof.

         5. REAFFIRMATION. Except as amended by terms herein, the Loan Agreement remains in full force and effect. If there is any conflict between the terms and provisions


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                   of this Amendment and the terms and provisions of the Loan
                   Agreement, the terms and provisions of this Amendment shall govern.

         6. COUNTERPARTS. This Amendment may be executed in one or more counterparts.

         7. GOVERNING LAW. This Amendment shall be governed by the laws of the State of California.

         8. ATTORNEYS' FEES. If any action or proceeding shall be commenced at any time by any party to this Amendment to enforce, interpret or otherwise concerning the terms herein, the prevailing party in such action shall be entitled to the reimbursement of its costs and reasonable attorneys' fees. EACH OF THE PARTIES HERETO WAIVES THE TRAIL BY JURY IN CONNECTION WITH ANY ACTION DESCRIBED IN THE PRECEDING SENTENCE. In addition to all other fees and charges, Borrower shall reimburse Coast, upon demand, for all attorneys' fees and costs incurred in connection with the negotiation, documentation and closing of this Amendment.

"Coast"                             "Borrower"

COAST BUSINESS CREDIT,              DELPHI INFORMATION SYSTEMS, INC.
A DIVISION OF SOUTHERN
PACIFIC BANK                        By:  ________________________________

                                    Its: ________________________________

By:  _________________________
Its:  ________________________